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                                                                 EXHIBIT 3(i).2


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                      FOR
                             INTEGRITY INCORPORATED


         INTEGRITY INCORPORATED, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That on February 15, 2002 the Board of Directors of the Corporation adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting the proposed amendment to the stockholders of the Corporation for its consideration and approval. The proposed amendment is as follows:

         NOW, THEREFORE, BE IT HEREBY RESOLVED that ARTICLE I of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

                                   "ARTICLE I

                                      NAME

         The name of the corporation is Integrity Media, Inc. (the "Corporation")."

         SECOND: That thereafter at the Annual Meeting of Stockholders of the Corporation on May 24, 2002, the stockholders of the Corporation adopted the proposed amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, INTEGRITY INCORPORATED has caused this certificate to be signed by a duly authorized officer this 24th day of May, 2002.


                                        INTEGRITY INCORPORATED

                                               /s/ P. Michael Coleman
                                        ---------------------------------------
                                        P. Michael Coleman, Chairman, President
                                        and Chief Executive Officer